Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report, dated March 18, 2013, with respect to the financial statements included in the Annual Report of Insignia Systems, Inc. on Form 10–K for the year ended December 31, 2012, which is incorporated by reference in this Registration Statement on Form S–8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

May 22, 2013